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                                                                    Exhibit 99.4

                                      PROXY
                               LENNAR CORPORATION
                 PROXY FOR SPECIAL MEETING ______________, 2000

      The undersigned hereby appoints Leonard Miller and Stuart A. Miller, and each of them, with or without the other, proxies with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Lennar Corporation, to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida, on _________________, 2000 at _____:00 a.m., local time, and at all adjournments thereof as follows:

(1) APPROVAL OF THE ISSUANCE OF COMMON STOCK OF LENNAR CORPORATION TO HOLDERS OF COMMON STOCK OF U.S. HOME CORPORATION IN EXCHANGE FOR THEIR U.S. HOME COMMON STOCK PURSUANT TO THE MERGER OF U.S. HOME CORPORATION WITH AND INTO LEN ACQUISITION CORPORATION CONTEMPLATED BY THE PLAN AND AGREEMENT OF MERGER, DATED AS OF FEBRUARY 16, 2000, AS AMENDED, BETWEEN LENNAR CORPORATION, LEN ACQUISITION CORPORATION AND U.S. HOME CORPORATION.

               |_| FOR  |_| AGAINST  |_| ABSTAIN

(2) IN THEIR DISCRETION, UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

      This proxy will be voted as you specify above. If no specification is made, the proxy will be voted FOR proposal 1 above. Receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus is hereby acknowledged.


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            THIS PROXY IS SOLICITED BY THE LENNAR BOARD OF DIRECTORS

      PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

      Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized officer.



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                              Signature, if held jointly or office or title held